                                                                    Exhibit 10.3


                   INFORMATION MANAGEMENT SERVICES AGREEMENT

                                    BETWEEN

               COMPANION INFORMATION MANAGEMENT RESOURCES, INC.

                                      AND

                           SUNSTAR HEALTH PLAN, INC

                                     DATED

                                26 MARCH, 1999

                               TABLE OF CONTENTS
                               -----------------

1.       DEFINITIONS...............................................................................      1
         1.1.     14-Day Claims Turnaround.........................................................      1
         1.2.     30-Day Claims Turnaround.........................................................      1
         1.3.     Access Resources.................................................................      1
         1.4.     Affiliated Provider..............................................................      1
         1.5.     Agreement........................................................................      1
         1.6.     Availability Periods.............................................................      1
         1.7.     Benefit Plan.....................................................................      1
         1.8.     Carve-Out Vendor.................................................................      1
         1.9.     CICS Availability Percentage.....................................................      1
         1.10.    CICS Response Time Average.......................................................      1
         1.11.    CIMR Implementation Representative...............................................      2
         1.12.    Claim............................................................................      2
         1.13.    CLIENT Representative............................................................      2
         1.14.    Commencement Date................................................................      2
         1.15.    Effective Date...................................................................      2
         1.16.    External Network Claim...........................................................      2
         1.17.    Financial Accuracy Percentage....................................................      2
         1.18.    Forces Majeure...................................................................      2
         1.19.    Free Implementation Services.....................................................      2
         1.20.    Hub Site.........................................................................      2
         1.21.    Implementation Services..........................................................      2
         1.22.    Labor Rate ......................................................................      2
         1.23.    Member...........................................................................      3
         1.24.    Notice...........................................................................      3
         1.25.    Operating Services...............................................................      3
         1.26.    Party............................................................................      3
         1.27.    Person...........................................................................      3
         1.28.    Process and Procedure Accuracy...................................................      3
         1.29.    Provider ........................................................................      3
         1.30.    Related Person...................................................................      3
         1.31.    Resource.........................................................................      3
         1.32.    Services.........................................................................      3
         1.33.    System...........................................................................      3
         1.34.    Term.............................................................................      4
         1.35.    TMON.............................................................................      4
         1.36.    Transaction......................................................................      4
         1.37.    Voice Response Unit..............................................................      4

2.       OPERATING SERVICES........................................................................      4
         2.1.     Generally........................................................................      4
         2.2.     License..........................................................................      4
         2.3.     Third Party Software.............................................................      4
         2.4.     Limited Capacity of CIMR.........................................................      4
         2.5.     Availability.....................................................................      4

3.       IMPLEMENTATION............................................................................      5
         3.1.     Generally........................................................................      5
         3.2.     Planning.........................................................................      5
         3.3.     Project Management...............................................................      5

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
         3.4.     CLIENT Representative............................................................      5
         3.5.     Functionality Selection..........................................................      5
         3.6.     Status Reports...................................................................      5
         3.7.     CLIENT Support...................................................................      5
         3.8.     Other Responsibilities...........................................................      5
         3.9.     On-Going Implementation..........................................................      6
         3.10.    HPS Migration....................................................................      6
         3.11.    Compliance with Third Party Rights...............................................      6

4.       SUPPORT SERVICES..........................................................................      6
         4.1.     Customization....................................................................      6
         4.2.     Training.........................................................................      7
         4.3.     Telephone Support................................................................      7
         4.4.     Temporary On-Site Support.  .....................................................      7
         4.5      Data mapping to existing data repositories ......................................      7

5.       FEES......................................................................................      7
         5.1.     Monthly Fee......................................................................      7
         5.2.     The Monthly Minimum Fee..........................................................      7
         5.3.     Monthly Rate.....................................................................      7
         5.4.     Implementation Fees..............................................................      7
         5.5.     Hourly Fees......................................................................      7
         5.6.     Initial Training Fees............................................................      8
         5.7.     Telecommunication Costs.  .......................................................      8
         5.8.     External Network Claims Administration Fees......................................      8
         5.9.     Record Keeping and Audit Rights..................................................      8
         5.10.    Expense Reimbursement............................................................      8
         5.11.    Taxes Additional.................................................................      8
         5.12.    CPU Charge.......................................................................      8

6.       MUTUAL MARKETING SUPPORT..................................................................      8
         6.1.     Reference Account Status.........................................................      8
         6.2.     Marketing Support of CIMR........................................................      9
         6.3.     Promotional Support..............................................................      9

7.       SERVICE LEVEL COMMITMENTS.................................................................      9
         7.1.     Disaster Recovery Testing........................................................      9
         7.2.     Service Level Failure............................................................      9
         7.3.     Credits..........................................................................      9
         7.4.     Exclusive Remedies for Service Level Failures....................................      9

8.       TERM AND TERMINATION......................................................................      9
         8.1.     By CLIENT........................................................................      9
         8.2.     By CIMR..........................................................................     10
         8.3.     By Either Party..................................................................     10
         8.4      Termination Fee..................................................................     10
         8.5      Transition Services..............................................................     10

9.       LIMITED WARRANTY..........................................................................     10

10.      LIABILITY LIMITATION......................................................................     11

11.      INDEMNIFICATIONS..........................................................................     11

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
         11.1.    By CLIENT........................................................................     11
         11.2.    By CIMR..........................................................................     11

12.      PROPRIETARY RIGHTS OF CIMR................................................................     11

13.      CONFIDENTIALITY AND NONSOLICITATION.......................................................     12
         13.1.    Confidentiality..................................................................     12
         13.2.    CIMR Use of Aggregate Data.......................................................     13
         13.3.    Non-solicitation.................................................................     13

14.      FORCES MAJEURE............................................................................     13

15.      ATTORNEY'S FEES...........................................................................     13

16.      ARBITRATION...............................................................................     13

17.      WAIVER....................................................................................     13

18.      LATE PAYMENTS.............................................................................     14

19.      EFFECT AND BENEFIT........................................................................     14

20.      ASSIGNMENT................................................................................     14

21.      ENTIRE AGREEMENT..........................................................................     14

22.      AMENDMENT.................................................................................     14

23.      RELATIONSHIP OF PARTIES...................................................................     14

24.      GOVERNING LAW.............................................................................     14

25.      ACCEPTANCE................................................................................     15

                                   SCHEDULES
                                   ---------

SCHEDULE 1.1.  -  ACCESS RESOURCES
SCHEDULE 1.14  -  CLIENT SERVICE AREA
SCHEDULE 1.20  -  OPERATING SERVICES

               COMPANION INFORMATION MANAGEMENT RESOURCES, INC.

INFORMATION MANAGEMENT SERVICES AGREEMENT
-----------------------------------------

THIS AGREEMENT is entered into by and between COMPANION INFORMATION MANAGEMENT RESOURCES, INC., a South Carolina corporation ("CIMR"), and SunStar Health Plan, Inc. a Florida corporation ("CLIENT"), as of the date immediately preceding the Parties' signatures hereinbelow.

PREFACE. CIMR is a wholly-owned subsidiary of Blue Cross Blue Shield of South
-------
Carolina that provides a variety of managed care systems and services to its clients. CLIENT is a company engaged in the business of providing health care services, health plan management and administrative services to employers and patients. CLIENT desires to acquire from CIMR, and CIMR is willing to provide to CLIENT, the services described in this Agreement subject to and in accordance with the terms and conditions set forth in this Agreement.

The Parties hereby agree as follows:

1.   DEFINITIONS.DEFINITIONS.DEFINITIONS.DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1. "14-DAY CLAIMS TURNAROUND" means, for a given period, the percentage Non-investigated claims adjudicated as paid, denied, or pended within 14 working days after the date of receipt.

1.2. "30-DAY CLAIMS TURNAROUND" means, for a given period, the Non-investigated claims adjudicated as paid, denied, or pended within 30 working days after the date of receipt.

1.3. "ACCESS RESOURCES" means all equipment or other resources required to electronically link the Hub Site with CIMR'S data center in Columbia, South Carolina, including without limitation the connecting telecommunication lines and the routers, multiplexors, network controllers, and similar equipment required at the Hub Site and CIMR'S data center.

1.4. "AFFILIATED PROVIDER". means any Provider, other than a Carve-Out Vendor, that is a party to a provider Contract.

1.5. "AGREEMENT. AGREEMENT" means this Information Management Services Agreement, together with all Schedules and Exhibits hereto, as amended from time to time.

1.6. "AVAILABILITY PERIODS" means those periods during which the Operating Services are required to be available to CLIENT under Section 2.5.

1.7. "BENEFIT PLAN" means a health care benefit plan sponsored by an employer or other payor for the benefit of a defined group of individuals (such as employees and their dependents) that is (i) administered by CLIENT pursuant to a contract with the employer, and (ii) approved by CIMR in its sole discretion as compatible with the System.

1.8. "CARVE-OUT VENDOR" means a Provider that is either (i) under contract with CLIENT to provide to Members specialty services such as, pharmacy, laboratory, or mental health, or (ii) otherwise categorized by CIMR in its sole discretion as a Carve-Out Vendor.

1.9. "CICS AVAILABILITY PERCENTAGE" shall mean the ratio, expressed as a percentage, of the actual time each of the CLIENT's Production CICS Regions is available for use by the CLIENT, divided by the total amount of time

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between the mutually agreed upon business hours during any monthly period.
Corporate Help Desk Logs will be used to calculate the CICS Availability Percentage on a monthly basis.

1.10. "CICS RESPONSE TIME AVERAGE" shall mean the ratio, expressed in seconds or fraction thereof, of the sum of all of the CLIENT's interactive Production CICS transaction response times for a calendar month divided by the total number of the CLIENT's interactive Production CICS transactions during that same month. TMON (or equivalent) software will be used to calculate the CICS Response Time Average. Response time shall be the time elapsed between the moment a transaction is received by CIMR from the CLIENT's network controller until the moment an intended response is presented back to the CLIENT's network controller by the System.

1.11. "CIMR IMPLEMENTATION REPRESENTATIVE" means the Person designated by CIMR in a Notice to CLIENT from time to time to perform the services described in
Section 3.3.

1.12. "CLAIM" means any claim for payment or reimbursement submitted by any Affiliated Provider or Carve-Out Vendor in respect of health care products or services provided to any Member under a Benefit Plan.

1.13. "CLIENT REPRESENTATIVE" means the individual designated by CLIENT in a Notice to CIMR from time to time as CLIENT's authorized representative for implementation planning, System implementation and making requests for additional Services.

1.14. "COMMENCEMENT DATE" means the date as of which CIMR certifies to CLIENT that the System is available to administer any Benefit Plan.

1.15. "EFFECTIVE DATE" means the date appearing immediately before the Parties' signatures hereinbelow.

1.16. "EXTERNAL NETWORK CLAIM" means a claim for payment or reimbursement in respect of a service or a product provided to a Member by a Provider who either
(i) is neither an Affiliated Provider nor a Carve-Out Vendor, or (ii) is located outside of the CLIENT service area set forth in Schedule 1.14.

1.17. "FINANCIAL ACCURACY PERCENTAGE" means the percentage equivalent of a fraction the numeration of which is the total absolute value of claims overpayments and under payments (expressed in dollars) for the period in question (and as reflected in an audit sample) and the denominator of which is the total of all claims (expressed in dollars) for the period in question (as reflected in such audit sample).

1.18. "FORCES MAJEURE" shall mean and include acts of God, changes in government regulations, acts of governmental bodies or their employees or agents, weather, strikes, lockouts, boycotts, and inability to secure labor or any material specified or reasonably necessary in connection with property through ordinary business channels, fire, unusual delays in transportation, unavoidable casualties or any other causes beyond the Parties' control.

1.19. "FREE IMPLEMENTATION SERVICES" means the first $400,000 worth (valued at the Hourly Fee rates that would otherwise be applicable to such Services under
Section 5.5) of Implementation Services (and no others) performed to enable CLIENT to access and use the following System functions in the form currently accessed and used by Companion Health Care: (i) claims processing system and subsystems, including claims inquiry; (ii) managed care system, including authorization, referral and case management subsystems; (iii) back-end group reporting system; (iv) provider information management system, including provider demographics, certification and pricing; (v) correspondence tracking system; (vi) claims rebundling software (only those modules licensed to CIMR);
(vii) automated letter generating system used to generate all system letters in ad hoc or batch mode; (viii) benefit file processing and inquiry system; (x) premium billing, cash receipts, and income accounting systems; and (xi) commission system. If CLIENT requires or desires any modification of or variation from the Companion Health Care implementation of the foregoing functions, CIMR'S services in connection with implementing any such modifications or variations shall not constitute Free Implementation Services, but shall be chargeable to CLIENT pursuant to Section 5.5.

1.20. "HUB SITE" means a CLIENT site mutually agreed upon by CIMR and CLIENT where certain Access Resources shall be located.

1.21. "IMPLEMENTATION SERVICES" means all services provided by CIMR to or on behalf of CLIENT on or before the Commencement Date in connection with implementing (or de-implementing) CLIENT'S access to the System's automated functions.

1.22. "LABOR RATE" means, for any given calendar year, the annual average hourly amount actually paid by Blue Cross and Blue Shield of South Carolina ("BCBSSC") during such calendar year as compensation to its programming personnel, including contract programmers, who provide implementation services and/or support services to third party customers of BCBSSC. As used herein, "compensation" includes all amounts reasonably related to the cost to BCBSSC of such programming personnel (including contract programmers), such as wages, bonuses, benefits, payroll taxes, and other wage and employment related taxes and benefits customarily provided to BCBSSC employees).

1.23. "MEMBER" means any person entitled to health care services or products under a Benefit Plan.

1.24. "NON-INVESTIGATED CLAIM" means a clean claim that can be adjudicated without reference to information CLIENT Benefit Plan not resident on the automated System.

1.25. "NOTICE" means any notice, election, demand, request, or other communication between the Parties related to this Agreement which is in writing and sent to the addressee Party by either electronic mail, the United States Postal Service, or a nationally recognized commercial carrier service such as United Parcel Service or Federal Express, at the address for Notices designated by the addressee Party from time to time in a Notice to the other Party. In the absence of any such designation each Party's Notice address shall be the address set forth opposite such Party's signature below. For purposes of this Agreement, a Notice shall be conclusively deemed given and effective as of the date and time reflected (i) if the Notice is in paper format, on the mailing or shipping receipt issued by the carrier with respect to such Notice, or (ii) if the Notice is in electronic mail format, the receipt confirmation issued by the electronic mail server of the addressee or its internet service provider. In the absence of such a receipt, a Notice shall not be deemed given and effective unless the addressee Party acknowledges in writing its receipt of such Notice.

1.26. "OPERATING SERVICES" means the Services (whether automated or manually performed) and Resource access described in Schedule 1.20, including without limitation the use by CIMR of automated System functionality in providing services to CLIENT pursuant to this Agreement.

1.27. "PARTY" means either CIMR or CLIENT.

1.28. "PERSON" means a natural person, or a private or governmental entity of any kind.

1.29. "PROCESS AND PROCEDURE ACCURACY" means, for a given period, the percentage equivalent of a fraction the numerator of which is the number of claims processed in error (according to the group schedule of benefits and all relevant processing procedures as established by CIMR from time to time) and during such period the denominatorship of which is the number of all claims processed during such period.

1.30. "PROVIDER" means any Person independently licensed to perform health care services or provide health care products to patients, including without limitation physicians, podiatrists, nurses, nurse practitioners, hospitals, clinics, outpatient surgical centers, rehabilitative care facilities, nursing homes, and assisted living facilities means any Person independently licensed to perform health care services or provide health care products to patients, including without limitation physicians, podiatrists, nurses, nurse practitioners, hospitals, clinics, outpatient surgical centers, rehabilitative care facilities, nursing homes, and assisted living facilities means any Person independently licensed to perform health care services or provide health care products to patients, including without limitation physicians, podiatrists, nurses, nurse practitioners, hospitals, clinics, outpatient surgical centers, rehabilitative care facilities, nursing homes, and assisted living facilities means any Person independently licensed to perform health care services or provide health care products to patients, including without limitation physicians, podiatrists, nurses, nurse practitioners, hospitals, clinics, outpatient surgical centers, rehabilitative care facilities, nursing homes, and assisted living facilities.

1.31. "RELATED PERSON" means, with respect to a particular Person, any other Person that, either (i) controls a majority of the equity and voting interests in the first Person, or (ii) has a majority of its equity and voting interests controlled by either the first Person or another Person which controls a majority of the equity and voting interests in the first Person.

1.32. "RESOURCE" means any item of property (tangible or intangible) the use of which is made available to CLIENT by CIMR pursuant to this Agreement.

1.33. "SERVICES" means any and all of the services performed and the Resources provided by CIMR to CLIENT pursuant to this Agreement, including without limitation the Implementation Services and the Operating Services.

1.34. "SYSTEM" means that combination of automated and manual processes by which CIMR makes the Operating Services available to CLIENT. The System includes computer hardware and software (including without limitation System, interface and application software), other equipment, and certain processes, methodologies and procedures for manually performing certain Operating Services. The System also includes engineering, design, and other know-how related to the foregoing, and all manuals, documentation, or other graphical or textual information (whether intangible or electronic form) related to such hardware, software, know-how, processes, procedures or methodologies, all as constituted and implemented by CIMR from time to time in its sole discretion. The elements and mix of automation and manual processes comprising the System shall be as determined by CIMR from time to time in its sole discretion so long as in all events the System shall have the capability to make available to CLIENT all of the Operating Services. The System does not include the Access Resources or any of the other items for which CLIENT is responsible under Section 3.8.

1.35. "TERM" means the period from and after the Effective Date to and including the date as of which the Agreement is terminated pursuant to Section 8 below.

1.36. "TMON" ("the monitor for CICS") means a product used to capture statistical information concerning the execution of CICS transactions and their use of CICS resources.

1.37. "TRANSACTION" means a discreet electronic exchange of information between CIMR's Columbia data center mainframe computer and a computer System of CLIENT, or the striking of the enter key on the System for electronic input or retrieval of information from CIMR's Columbia data center mainframe computer.

1.38. "VOICE RESPONSE UNIT" means an automated service accessed through a toll free telephone number by Affiliated Providers and Members to receive Member eligibility/benefits status information and/or claims status information. All calls are tracked on the inquiry tracking System for audit purposes.

2.    OPERATING SERVICES.

2.1. GENERALLY. During the Term, CIMR shall provide, and CLIENT shall use, the Operating Services for (and only for) CLIENT's administration of Benefit Plans. CIMR reserves the right to use Related Persons, employees of Related Persons, and independent contractors to perform any or all of the Services.

2.2. LICENSE. CIMR grants CLIENT and its Affiliated Providers a non-exclusive and non-transferable right to access and use the System during the Term as (and only as) contemplated by Schedule 1.20 for (and only for) the purposes set forth in Section 2.1 above. This license does not permit access to or use of the System, in whole or in part, by any other Person, nor does it permit CLIENT to possess, copy, reproduce in any form, modify, or exercise any other right of control over any System component (whether hardware, software, know-how, or other), in whole or in part. This license does not grant CLIENT access to, use of, or any other rights with respect to, any other products or services of CIMR, its Related Persons, or any other Person.

2.3. THIRD PARTY SOFTWARE. Future additions to, or modifications or enhancements of, the Operating Services requested by CLIENT may require CLIENT to obtain licenses of certain software from third party vendors. The effort and expense of obtaining such licenses are solely CLIENT's responsibility. If third party software is licensed solely by CLIENT for use on the System, CIMR shall prohibit other System users from using Client's copy of such software residing on the System server.

2.4. LIMITED CAPACITY OF CIMR. CIMR shall perform all Operating Services solely in a ministerial capacity as agent for CLIENT. CIMR shall have no power or responsibility to interpret provisions of any Benefit Plan, Provider agreement or other contract to which it is not a party or resolve ambiguities or conflicts in respect thereof. CIMR shall have no power or responsibility to make decisions with respect to medical diagnosis or treatment, including without limitation the adequacy or application of medical protocols or guidelines related to diagnosis or treatment. In all events all medical diagnosis and treatment advice and decisions concerning a patient shall be solely the responsibility of the patient's physician. CIMR assumes no liability or responsibility for obligations of CLIENT to any other Person in respect of any Benefit Plan or otherwise. In performing all Services CIMR shall be entitled to rely solely and absolutely on any and all information, data or instructions received from CLIENT, and CIMR shall have no responsibility or obligation whatsoever to investigate, verify or confirm the same.

2.5. AVAILABILITY. Subject to normal adjustments due to personnel turnover, equipment maintenance requirements, Forces Majeure, and similar considerations:
(i) Operating Services shall be available to Client during CIMR's customary business hours in effect from time to time, and (ii) Operating Services involving electronic information access only without participation of CIMR personnel shall be available at all times other than (1) 5:00 p.m. every Sunday to 7:00 a.m. the following Monday, (2) 3:00 a.m. to 7:00 a.m. every day, and (3) maintenance downtime scheduled in advance upon at least fourteen (14) days prior Notice to CLIENT. Maintenance downtime shall not be scheduled during the hours of 7:00 a.m. to 9:00 p.m. on Monday through Friday, or 8:00 a.m. to 2:00 p.m. on Saturday.

3.   IMPLEMENTATION.

3.1. GENERALLY. CIMR and CLIENT shall cooperate in good faith and in a timely manner to make available to CLIENT the Operating Services substantially in accordance with the time tables and work plans developed from time to time in accordance with Section 3.2 below. CLIENT shall cause its personnel (and the personnel of its Affiliated Providers and Carve-Out Vendors) to cooperate fully and promptly in the implementation and operation of the System for this purpose. CLIENT acknowledges that CIMR'S ability to perform its obligations in respect of implementation is dependent upon the timely and successful performance of the tasks assigned to CLIENT pursuant to the implementation planning process referred to in Section 3.2.

3.2. PLANNING. CIMR and CLIENT shall jointly conduct a project planning session to identify the functions CLIENT chooses to perform on the System and CLIENT's other plans for System utilization. CIMR and CLIENT shall jointly develop and agree upon a written project plan as part of the implementation planning process. The Parties shall endeavor to complete the preparation of such Plan within thirty (30) days after the Effective Date. Such project plan will include assignment to CIMR and CLIENT of responsibilities for completion of project tasks, establishment of schedules for the completion of such tasks, establishment of an education and training plan, and establishment of project coordination and communications procedures. CLIENT shall provide CIMR full cooperation and all reasonable assistance in the joint development and implementation of such plan, including without limitation allowing CIMR reasonable access to CLIENT'S key employees to conduct planning interviews.

3.3. PROJECT MANAGEMENT. The CIMR Implementation Representative shall organize, manage, direct and facilitate the implementation of the Operating Services and other Services requested by CLIENT. The CIMR Implementation Representative shall participate and assist in all of the phases of the implementation by coordinating resources within CIMR and providing guidance to CLIENT. The CIMR Implementation Representative shall be responsible for maintaining the project plan (including any updates mutually agreed by the Parties), providing status reports, defining the current status and any appropriate issues and scheduling meetings between CLIENT and CIMR. Additionally, the CIMR Implementation Representative shall assist in the implementation by acting as a resource to perform various tasks such as requirement study interviews and document preparation, customization planning, System testing, and consulting with CLIENT on specific project tasks.

3.4. CLIENT REPRESENTATIVE. CLIENT shall designate one of its managers as its full-time representative to work with the CIMR Implementation Representative on all aspects of implementation. Such designee shall have the experience and authority required for assisting the successful implementation of the Operating Services. CLIENT shall direct the CLIENT Representative to cooperate fully with the CIMR Implementation Representative and, shall require substantially all of the CLIENT Representative's working time to be devoted to implementation of the Operating Services.

3.5. FUNCTIONALITY SELECTION. Adding or deleting functionality to or from the Operating Services shall be done only by a written amendment to this Agreement duly executed by both Parties which modifies Schedule 1.20 accordingly. CIMR reserves the right to adjust the fees payable hereunder in respect of any such amendment provided such fee adjustment is reflected in such amendment.

3.6. STATUS REPORTS. Throughout the implementation phase, CIMR shall provide CLIENT with regular monthly status reports as to CIMR's assessment of progress on the project.

3.7. CLIENT SUPPORT. further agrees to make available, at no cost to CIMR, access to all equipment and management, supervisory and other CLIENT personnel as CIMR may reasonably require to perform its implementation duties hereunder in a timely fashion. CLIENT agrees to provide CIMR's personnel, at no cost to CIMR, reasonably adequate office space, furniture and telephones at CLIENT's location for the performance by CIMR's employees of such of their assigned implementation tasks as are required to be performed at CLIENT's location.

3.8. OTHER RESPONSIBILITIES.

(A) CLIENT shall be solely responsible for providing and maintaining the Access Resources and all computer and/or telecommunications equipment, hardware (including, without limitation, if required, servers, workstations, printers, modems, cablings, and interface cards), and software required at CLIENT site to establish and maintain a dedicated dial or lease line circuit connecting the CLIENT Site, and otherwise fully implement the Operating Services. All such hardware and software shall be in conformity with all CIMR specifications as may be applicable thereto.

(B) Within thirty (30) days after the Effective Date CLIENT shall fully and accurately complete and return to CIMR a System Input Questionnaire ("SIQ") with respect to (i) each Benefit Plan, and (ii) each Provider

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

      Contract. CIMR shall provide CLIENT with the blank generic form of SIQ and use the completed SIQs to prepare a System Input Form ("SIF") for each Benefit Plan and Provider Contract. CIMR shall provide a copy of all such SIFs to CLIENT. Unless and until CLIENT gives CIMR a Notice identifying with particularity any inaccuracy in a SIF, CIMR shall be entitled to treat all SIF data as accurate. CIMR shall correct inaccurate System data within thirty (30) days after receipt of a Notice identifying such inaccuracy with particularity.

(C) Each party shall be responsible for those tasks and services assigned to it in Schedule 1.20.

(D) CLIENT shall be solely responsible for establishing and maintaining all accounts and records, and complying with all federal and state regulatory requirements, required in connection with its operations generally and the administration of the Benefit Plan in particular.

3.9. ON-GOING IMPLEMENTATION. CLIENT may request from time to time that (i) SIF data for additional Benefit Plans and /or Provider Contracts be installed on and supported by the System, and (ii) amendments be made to Benefit Plans and/or Provider Contracts already installed on and supported by the System. The installation and support of an additional Benefit Plan, and the amendment of an already installed and supported Benefit Plan, are subject to the reasonable approval of CIMR. CIMR shall complete each such on-going implementation project within a reasonable time after an SIQ and all other required information is received from CLIENT.

3.10. HPS MIGRATION. As part of the Implementation Services, CIMR will provide assistance as requested by CLIENT and approved by CIMR from time to time related to CLIENT'S migration from its HPS system. CLIENT shall be solely responsible for obtaining all required cooperation of HPS in connection with such migration, including without limitation causing HPS to provide CIMR with copies (and related format information) of all CLIENT electronic data files for providers, networks, pricing, enrollment and membership, claims history, managed care data, and other CLIENT information resident on CLIENT'S HPS system.

3.11. COMPLIANCE WITH THIRD PARTY RIGHTS. CLIENT shall be solely responsible for ensuring that its requests of and directions to CIMR related to implementation (including, without limitation, the HPS migration) comply in all respects with the rights of third parties. CLIENT hereby agrees to indemnify, defend and hold harmless CIMR and its directors, officers, employees, agents and other representatives from and against any loss, expense, or other liability (including without limitation damages payments and settlement payments) arising out of or resulting from any claim, action or proceeding by any third party (including, without limitation, HPS) related, directly or indirectly, to implemenation of the System and attributable, in whole or in part, to a negligent or otherwise wrongful act or omission of CLIENT.

4.    SUPPORT SERVICES.

4.1. CUSTOMIZATION. Modifications of the System to satisfy customization requests by CLIENT shall be performed only at CIMR's sole discretion and in accordance with a written work plan mutually agreed to by CLIENT and CIMR setting forth the scope of work, an estimated completion date and the fees to be paid by CLIENT to CIMR for such services. CIMR reserves the right in its sole discretion to decline to make any requested modification. CLIENT agrees that all work product (including without limitation software coding documentation, and design and methodology know-how) arising out of customizations, enhancements or other modifications of the System developed by CIMR pursuant to this Agreement or otherwise shall be the exclusive property of CIMR, regardless of whether developed in conjunction with the use of the System by CLIENT, or jointly by CLIENT and CIMR, or at CLIENT's expense in whole or in part. CIMR agrees that access to and use of all such customizations, enhancements and modifications shall be included in the license granted in Section 2.2 above.

4.2. TRAINING. Any training other than that referred to in Section 5.6 shall be provided only by mutual written agreement between the Parties.

4.3. TELEPHONE SUPPORT. During the times and in accordance with the procedures and policies established by CIMR from time to time, CIMR personnel located at a CIMR (or other) site shall be available to respond to questions from CLIENT (and only CLIENT) related to System software operation. Only CLIENT personnel with CIMR approved security access (and not Providers, Members or employers) shall be entitled to receive such telephone support. CIMR shall not charge CLIENT any fee for such telephone support. CIMR shall provide a toll-free telephone line for CLIENT to receive support pursuant to this Section. CLIENT shall not use such toll-free telephone line for any other purpose.

4.4. TEMPORARY ON-SITE SUPPORT. CIMR shall assign one of its CLIENT support representatives to CLIENT's principal office in Heathrow, Florida for a period of two weeks immediately following System implementation to answer questions about using the System. No fee shall be charged for such services, but CLIENT shall reimburse CIMR for the reasonable travel expenses (air fare, lodging, meals, ground transportation, etc.) of the CIMR representative..

4.5 DATA MAPPING TO EXISTING DATA REPOSITORIES. CIMR shall provide up to 400 programming hours to map data to Client's existing data repositories on a one time basis without charge.

5.   FEES.

5.1. MONTHLY FEE. During the Term, CLIENT shall pay CIMR a monthly fee (the" Monthly Fee") equal to the greater of (i) the "Minimum Monthly Fee" as defined below, or (ii) an amount equal to the number of Members multiplied by the applicable "Monthly Rate" set forth in Section 5.3. The number of Members and the amount of the Monthly Fee for each calendar month shall be determined by CIMR as of the fifteenth (15th) day of such month. The Monthly Fee for a calendar month shall be due and payable on or before the last day of such month, regardless of whether CLIENT is invoiced for such fee. Fee adjustments to reduce the Monthly Fee for retroactive disenrollments shall be limited to one month, even if the adjustment is greater than one month. Fee adjustments to increase the Monthly Fee for retroactive enrollments shall include the entire enrollment period without limitation of length.

5.2. MINIMUM MONTHLY FEE. The "Minimum Monthly Fee" for any month is determined as follows:

     (a) If the total number of Members for the month is equal to or greater than 45,000, the Minimum Monthly Fee is zero.

     (b) If the total number of Members for the month is less than 45,000 and the total number of Medicare Members for the month is 20,000 or less, the Minimum Monthly Fee is $320,000.

     (c) In all other cases, the Monthly Minimum Fee is an amount equal to $320,000, plus $15.00 for each Medicare Member for the month in excess of 20,000.

5.3. MONTHLY RATE. The Monthly Rate shall be as set forth in the table below for each enrollment level indicated.

     ----------------------------------------------------------------------------------------------------
      Number of Members                 Commercial PMPM Cost              Medicare PMPM  Cost
     ----------------------------------------------------------------------------------------------------
      under 45,000                      $9.60                             $17.70
     ----------------------------------------------------------------------------------------------------
      45,000 - 75,000                   $9.08                             $16.15
     ----------------------------------------------------------------------------------------------------
      75,001 - 125,000                  $7.32                             $14.07
     ----------------------------------------------------------------------------------------------------
      125,000+                          $6.80                             $13.59
     ----------------------------------------------------------------------------------------------------

5.4 IMPLEMENTATION FEES. CLIENT shall not be charged by CIMR for Free Implementation Services. All other Implementation Services shall be chargeable to CLIENT under Section 5.5.

5.5. HOURLY FEES. Hourly fees (the "Hourly Fees") are payable by CLIENT in respect of all Services pursuant to a prior written request or other authorization of CLIENT, other than Free Implementation Services, Operating Services and Services pursuant to Sections 4.3, 4.4 and 5.6. Hourly Fees shall be invoiced monthly and shall be due and payable twenty (20) days after the invoice is received by CLIENT. "Programming Services" and "Consulting Services" (as defined below) shall be charged at the rates of $150 and $115 per hour, respectively. All other services for which Hourly Fees are payable shall be are charged at the rate of $75.00 per hour. The Hourly Fee rate shall be automatically adjusted as of each anniversary of the Effective Date by the percentage by which the Labor Rate for the calendar year just ended is greater or less than the Labor Rate for the previous calendar year. "Programming Services" and "Consulting Services" are those Services designated as such from time to time by CIMR in its sole discretion.

5.6. INITIAL TRAINING FEES. During implementation cimr will conduct training for a period (as requested by CLIENT) of up to three weeks for one to five CLIENT personnel at a suitable CLIENT site to be mutually agreed upon. CLIENT shall pay CIMR a fee of $1,000 per day for such training, and in addition, shall reimburse CIMR for all expenses of CIMR'S training personnel in accordance with
Section 5.11. CLIENT shall be solely responsible for all travel, meals, and lodging expenses incurred by CLIENT personnel in attending this training.

5.7. TELECOMMUNICATION COSTS. Client is responsible for all telecommunication costs above $5,000 per month associated with System connectivity and communication between any and all CIMR, CLIENT, Affiliated Provider or Carve-Out Vendor sites. Communication costs incurred by CIMR on Client's behalf shall be invoiced monthly and shall be due and payable thirty (30) days after the invoice date

5.8. EXTERNAL NETWORK CLAIMS ADMINISTRATION FEES. If External Network Claims exceed 15% of the total Claims volume for any given month, there shall be a $5.00 per claim charge for each additional External Network Claim processed for that month.

5.9. RECORD KEEPING AND AUDIT RIGHTS. All CIMR personnel shall keep written daily time logs in respect of Hourly Fee Services performed. Each time log entry shall briefly describe the Hourly Fee Services performed, and reflect in one-hour increments the time expended in performing the Hourly Fee Services. Invoices for Hourly Fee Services shall be accompanied by documentation summarizing the hours worked. CLIENT shall have the right (exercisable no more than twice during each calendar year), at its sole cost and expense, and at a mutually agreeable time, to inspect and audit, through a mutually-selected nationally recognized certified public accounting firm, CIMR's billing and time log records and Hourly Fee computations.

5.10. EXPENSE REIMBURSEMENT. In addition to all other amounts or payments of any kind due hereunder, CLIENT shall promptly reimburse upon demand all reasonable out-of-pocket travel and living expenses incurred by CIMR personnel in providing services under this Agreement so long as such expenses were previously approved by CLIENT (which approval shall not be unreasonably withheld), and in compliance with CIMR's internal expense reimbursement policies.

5.11. TAXES ADDITIONAL. CLIENT shall pay all tariffs and taxes assessed or levied by any governmental entity that are now or may become applicable to this Agreement or measured by payments made under it or are required to be collected by CIMR or paid by CIMR to tax authorities including interest assessments thereon if such assessments are due to CLIENT's actions or inactions. This provision includes, but is not limited to, sales, use, excise, gross receipt and similar taxes, but does not include taxes based upon the net income of CIMR, nor does it include ad valorem taxes in respect of property owned by CIMR, its Related Persons, or its agents.

5.12. CPU CHARGE. Where the use of the System by CLIENT or (on CLIENT's behalf) pursuant to this Agreement exceeds two hours of mainframe CPU time per month, such excess shall be charged to CLIENT at the rate of $10.00 per CPU minute. For this purpose, CIMR shall measure CLIENT's mainframe CPU time usage in the same manner as CIMR measures such usage for other CLIENTs and its own internal purposes.

6.    MUTUAL MARKETING SUPPORT.

6.1. REFERENCE ACCOUNT STATUS. CLIENT acknowledges and agrees that it has received significant pricing and other concessions from CIMR in return for which CLIENT agrees to act as a "reference account" for CIMR during the Term.

6.2. MARKETING SUPPORT OF CIMR. If contacted by a prospective customer of CIMR, CLIENT agrees to communicate to such prospective customer the benefits of the System and CIMR's Services promptly and in a manner favorable to CIMR. At CIMR's written request with reasonable advance notice, CLIENT will allow prospective CIMR customers to visit CLIENT's facilities to see live demonstrations of the System and Services.

6.3. PROMOTIONAL SUPPORT. At least twice a year each Party will, if requested by the other Party, provide one of its senior executives as a promotional speaker at marketing seminars or other public relations events. The requesting party shall reimburse the other Party for the reasonable travel, meals and lodging expenses of the senior executive in questions consistent with the expense reimbursement policies of the requesting Party.

7.    SERVICE LEVEL COMMITMENTS.

7.1. DISASTER RECOVERY TESTING. CIMR shall provide disaster recovery services and hotsite capabilities and shall test such capabilities at least on an annual basis.

7.2.  SERVICE LEVEL FAILURE.  Commencing six months after the Commencement
Date, each occurrence of the following shall constitute a "Service Level Failure": (1) the CICS Availability Percentage is less than 98% for two consecutive months; (2) the CICS Response Time Average is more than two seconds for two consecutive calendar months; (3) host disaster recovery testing is unsuccessful in any twelve-month calendar period and re-testing within ninety
(90) days thereafter is also unsuccessful; (4) Process and Procedure Accuracy is less than 97%; (5) Financial Accuracy is less than 99%; (6) 14-Day Claims Turnaround is less than 90%; or (7) 30-Day Claims Turnaround is less than 99%. Commencing six months after the Commencement Date, any occurrence of the following shall constitute a "Major Service Level Failure": (1) the CICS Availability Percentage is less than 98% for either (a) four consecutive calendar months, or (b) eight calendar months in any twelve calendar month period; or (2) the CICS Response Time Average is more than two seconds for either (a) four consecutive calendar months, or (b) eight calendar months in any twelve calendar month period. Notwithstanding the foregoing, neither a Service Level Failure nor a Major Service Level Failure shall be deemed to occur in any month in which CLIENT fails to fully and timely perform its responsibilities in respect of the Operating Services in whole or in part.

7.3. CREDITS. For each Service Level Failure (as defined above), CIMR shall pay to CLIENT $5,000.00. If any Failure continues to the next consecutive month, CIMR shall pay to CLIENT $10,000 for such month, and $15,000 for each consecutive month thereafter until the Service Level Failure has been cured. Notwithstanding the foregoing, (A) CIMR's liability to the CLIENT during any given month shall not exceed $15,000.00 regardless of the number of Service Level Failures occurring in such month; and (B) CIMR's aggregate liability to CLIENT under this Section 7.3 during the Term shall not exceed $250,000.00.

7.4. EXCLUSIVE REMEDIES FOR SERVICE LEVEL FAILURES. The remedies set forth in this Section 7 shall be Client's exclusive remedies for Service Level Failures.

8.    TERM AND TERMINATION.

8.1.  BY CLIENT.

      (a) Within (but not more than) thirty (30) days after a Major Service Level Failure, CLIENT shall have the right to terminate this Agreement immediately upon Notice and receive from CIMR reimbursement of the lesser of (i) $500,000, or (ii) one-half the reasonable direct out-of-pocket costs (i.e., costs reflecting payments to independent vendors for goods or services directly related to such transition, and not any allocation of general, administrative, or overhead expense, or other indirect cost) incurred by CLIENT to convert to an alternate System.

      (b) CLIENT shall have the right to terminate this Agreement at any time for any or no reason in its sole discretion upon one hundred eighty
            (180) days Notice to CIMR.

8.2.  BY CIMR

      (a) If CIMR's legal counsel advises CIMR that there is a material risk that the existence, continuance or performance under this Agreement violates or conflicts with any applicable law or regulation (including without limitation state or federal licensing requirements), and such violation or conflict cannot be cured by a modification or amendment of the Agreement that is mutually agreeable to the Parties, or by a unilateral act of CIMR consistent with the Agreement and acceptable in all respects to CIMR in its sole discretion, CIMR shall have the right to terminate this Agreement immediately by written notice to CLIENT, and CIMR shall have no further obligations whatsoever under this Agreement.

      (b) If the number of Members falls below one-half of the applicable benchmark set forth in Section 5.3 for a period of three consecutive months, CIMR has the right to terminate this Agreement in its sole discretion upon thirty (30) days Notice.

      (c) CIMR shall have the right to terminate this Agreement at any time for any or no reason in its sole discretion upon one hundred eighty
            (180) days Notice to CLIENT.

8.3. BY EITHER PARTY. Either Party shall have the right to terminate this Agreement at its option upon Notice to the other Party if either Party is in material breach of this Agreement, and has failed to cure such breach within a reasonable time after having been given Notice of such breach (provided, that in no event shall a period of less than ninety (90) days be deemed a "reasonable time" for this purpose).

8.4 TERMINATION FEE. In the event CLIENT terminates this Agreement pursuant to this Section 8.1(b), or CIMR terminates this Agreement pursuant to Section 8.2(b) or 8.3, CLIENT shall pay CIMR a termination fee in the amount of $500,000 if such termination occurs prior to the first anniversary of the Effective Date, $400,000 if such termination occurs prior to the second anniversary of the Effective Date, $300,000 if such termination occurs prior to the third anniversary of the Effective Date, $200,000 if such termination occurs prior to the fourth anniversary of the Effective Date, $100,000 if such termination occurs prior to the fifth anniversary of the Effective Date, and no fee shall be owed if such termination occurs thereafter. CLIENT agrees that this termination fee is not a penalty, but represents a reasonable quid pro quo in respect of such termination in light of the substantial investment made by CIMR of money, key personnel time, lost business opportunities, and other resources in order to fulfill its obligations under this Agreement.

8.5 TRANSITION SERVICES. Upon termination of this Agreement for any reason other than termination by CIMR due to CLIENT'S breach of any of its obligations under Section 12, at CLIENT'S written request, CIMR shall provide reasonable transition assistance chargeable as Hourly Fee Services under Section 5.5 during
(i) the period (if any) from the Notice of termination through the date of termination, and (ii) the six-month period following the date of termination; provided, however, CIMR shall not be obligated to perform transition Services at any time during which any amount owed CIMR by CLIENT is past due. The scope and timing of such transition Services shall be subject to the reasonable availability of CIMR'S personnel during the period in question.

9. LIMITED WARRANTY. UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON OTHER THAN TERMINATION BY CIMR DUE TO CLIENTIS BREACH OF ANY OF ITS OBLIGATIONS UNDER
SECTION 12, AT CLIENTIS WRITTEN REQUEST, CIMR SHALL PROVIDE REASONABLE TRANSITION ASSISTANCE CHARGEABLE AS HOURLY FEE SERVICES UNDER SECTION 5.5 DURING
(I) THE PERIOD (IF ANY) FROM THE NOTICE OF TERMINATION THROUGH THE DATE OF TERMINATION, AND (II) THE PERIOD FOLLOWING THE DATE OF TERMINATION; PROVIDED, HOWEVER, CIMR SHALL NOT BE OB___*. UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON OTHER THAN TERMINATION BY CIMR DUE TO CLIENTIS BREACH OF ANY OF ITS OBLIGATIONS UNDER SECTION 12, AT CLIENTIS WRITTEN REQUEST, CIMR SHALL PROVIDE REASONABLE TRANSITION ASSISTANCE CHARGEABLE AS HOURLY FEE SERVICES UNDER SECTION
5.5 DURING (I) THE PERIOD (IF ANY) FROM THE NOTICE OF TERMINATION THROUGH THE DATE OF TERMINATION, AND (II) THE SIXMONTH PERIOD FOLLOWING THE DATE OF TERMINATION; PROVIDED, HOWEVER, CIMR SHALL NOT BE OB___*. UPON TERMINATION OF THIS AGREEMENT FOR ANY REASON OTHER THAN TERMINATION BY CIMR DUE TO CLIENTIS BREACH OF ANY OF ITS OBLIGATIONS UNDER SECTION 12, AT CLIENTIS WRITTEN REQUEST, CIMR SHALL PROVIDE REASONABLE TRANSITION ASSISTANCE CHARGEABLE AS HOURLY FEE SERVICES UNDER SECTION 5.5 DURING (I) THE PERIOD (IF ANY) FROM THE NOTICE OF TERMINATION THROUGH THE DATE OF TERMINATION, AND (II) THE SIXMONTH PERIOD FOLLOWING THE DATE OF TERMINATION; PROVIDED, HOWEVER, CIMR SHALL NOT BE OB___*

CIMR warrants that the Services and products provided to CLIENT pursuant to this Agreement shall not infringe the rights of any third party. CIMR MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AS TO ANY PRODUCT OR SERVICE PROVIDED BY CIMR TO CLIENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.   LIABILITY LIMITATION.

IN THE EVENT OF ANY CLAIM AGAINST CIMR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY BREACH OF THIS AGREEMENT BY CIMR, REGARDLESS OF WHETHER SUCH CLAIM IS BASED UPON TORT, NEGLIGENCE, CONTRACT, OR ANY OTHER LEGAL PRINCIPLE, UNDER NO CIRCUMSTANCES SHALL CIMR BE LIABLE FOR (A) ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS), OR (B) ANY DAMAGES RELATED TO OR IN RESPECT OF LOST OR CORRUPTED DATA OR DELAYS IN PERFORMANCE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS OR ANY OTHER
                --------------------------------------------------------
AGREEMENT, IN NO EVENT SHALL CIMR'S AGGREGATE LIABILITY IN RESPECT OF ANY AND
-----------------------------------------------------------------------------
ALL CLAIMS ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT EXCEED AN
--------------------------------------------------------------------------
AMOUNT EQUAL TO $500,000.00. The Parties acknowledge and agree that the warranty
---------------------------
and liability limitation provisions of this Agreement have been thoroughly negotiated and reflect the Parties' mutual agreement concerning the allocation of risks related to System performance failures or deficiencies. CLIENT further acknowledges and agrees that these provisions are fair and reasonable and constitute an essential inducement to CIMR to enter into the Agreement at the fees and charges provided for herein, and that without such warranty and liability limitation provisions CIMR would not have entered into this Agreement.

11.   INDEMNIFICATIONS.

11.1. BY CLIENT. CLIENT shall indemnify, defend, and hold harmless CIMR and its directors, officers, employees, agents and other representatives from and against any damage, loss, expense or liability arising out of, or resulting from, any third party claim, action or proceeding (including without limitation any claim or action alleging medical malpractice or false claim for reimbursement) involving, directly or indirectly, the performance, quality, characteristics, or CLIENT's use of, the System, the Services, or any other product or service provided by CIMR hereunder. This indemnification shall apply regardless of any wrongful act or omission or other fault attributable to CIMR or any director, officer, employee, agent or other representative of CIMR. CLIENT shall at all times maintain liability insurance reasonably satisfactory to CIMR.

11.2. BY CIMR. CIMR shall indemnify, defend and hold harmless CLIENT from and against any claim arising from the alleged infringement by the System of any registered United States copyright, patent, or trademark, or the trade secret rights of a third party, provided CLIENT promptly notifies CIMR in writing of the suit or any claim of infringement and that CIMR is permitted to control fully the defense and settlement of any claim or suit which defense or settlement shall not adversely affect the rights or interests of CLIENT. CLIENT shall have the right, at its own expense, to appear through counsel of its own choosing. CIMR shall have the right to settle any such claim or suit on a basis requiring CIMR to substitute alternative substantially equivalent computer programs and supporting documentation, and CLIENT shall permit CIMR to replace or modify any affected System component so as to avoid infringement, or to procure the right for CLIENT to continue to use such items; provided, however, that any such modifications or substitution shall neither impair in any manner CLIENT's rights under this Agreement nor result in any additional costs to CLIENT. CIMR shall have no obligation hereunder for or with respect to claims, actions, or demands alleging infringement which arise solely by reason of combination of non-infringing items with any items which are not System components unless such combination was provided by or on behalf of CIMR.

12.  PROPRIETARY RIGHTS OF CIMR.

CLIENT acknowledges and agrees as follows:

(A) CIMR shall possess and retain all right, title, and interest (including without limitation all trade secret rights, copyrights and patent rights) in and to the System and its component parts, including without limitation (i) all software code and documentation, (ii) all manuals or user information, (iii) the design and format of the input and output screens, graphical user interface, and printable forms, reports and other hard copy output incorporated in or generated by the System, and
         (iv) all additions, enhancements, revisions, updates or other modifications to the System or any part thereof, regardless of any fee or charge paid by CLIENT to CIMR in respect of the design, creation or use thereof. CLIENT shall not cause or permit removal or alteration in any way of any Notice, legend or symbol denoting any copyright, trademark, patent or other proprietary right or interest of CIMR appearing on (i) any input or output screen or hard copy output incorporated in or generated by the System, or (ii) any documentation, manuals, brochures, or other written or printed materials of any kind.

(B) The System and its component parts, including without limitation the process methodologies, design elements and other know-how related thereto, constitute valuable proprietary information and trade secrets of CIMR. CLIENT shall not disclose (nor permit any employee, independent contractor, agent, or other person under its authority or control, to disclose) to any person or entity, or allow any Person access to, any such proprietary information or trade secrets in whole or in part; provided, however, use of the System in accordance with the terms and conditions of this Agreement shall be permitted for employees of CLIENT and its Affiliated Providers in the ordinary course and scope of their employment. CLIENT shall not cause or permit any part of the System's software components to be reverse engineered, decompiled, or disassembled. CLIENT shall not cause or permit the software, documentation, or other information related to the System to be copied or reproduced in any form or medium, in whole or in part. CLIENT shall take such actions to preserve and protect CIMR's proprietary rights and interest of confidentiality in and with respect to the System which are, at a minimum, commensurate with those actions taken by CLIENT to preserve and protect their most valuable trade secrets or other proprietary or confidential information.

(C) CLIENT's confidentiality obligations to CIMR under this Agreement do not apply to any information which (i) was lawfully and rightfully in CLIENT's possession at the time of disclosure by CIMR and was not acquired directly or indirectly from CIMR, (ii) was lawfully and rightfully acquired by CLIENT from others who acquired it by proper means and had no confidentiality obligation to CIMR with respect to same, or (iii) is now, or hereafter becomes, through no fault of Client, part of the public domain by publication or otherwise.

(D) CLIENT has no right to use the System or any part thereof except as specifically granted under the license referred to in Section 2.2. CLIENT shall not, directly or indirectly, take any action in derogation of, or in conflict with, CIMR's rights in the System as set forth above.

(E) CLIENT shall at all times cooperate fully in good faith and using its best efforts to comply (and cause every employee or other agent of CLIENT or any Provider Affiliate to comply) with CIMR's security procedures for controlling access to cimr's electronic data Systems and any and all data stored within such Systems. Without limiting the generality of the foregoing, CLIENT shall Notify CIMR within twenty-four hours after the termination of employment of any employee of CLIENT or an Affiliated Provider who had any level of security access to CIMR's electronic data Systems.

13.      CONFIDENTIALITY AND NONSOLICITATION.

13.1. CONFIDENTIALITY. In addition to CLIENT's confidentiality obligations under Section 12, each Party shall maintain in strict confidence each of the following: (1) all terms and conditions of this Agreement; and (2) information identified by one Party in a writing given to the other Party as "confidential" where such information is not in the public domain, and is not otherwise obtained or obtainable by the other Party through lawful means. For purposes of this Section, a Party (the "Recipient") receiving information from the other Party (the "Disclosing Party") shall have no confidentiality obligation with respect to any information that documentary evidence shows:

         (a) was in the public domain at the time the Disclosing Party communicated such information to the Recipient;

         (b) entered the public domain through no fault of the Recipient subsequent to the time of the Disclosing Party's communication thereof to the Recipient;

         (c) was in the Recipient's possession free of any known obligation of confidence at the time of the Disclosing Party's communication thereof to the Recipient;

         (d) was rightfully communicated to the Recipient by a third party free of any known obligation of confidence subsequent to the time of the Disclosing Party's communication thereof to the Recipient; or

         (e) was developed by employees or agents of the Recipient independently of and without any reference to any information which the Disclosing Party disclosed hereunder.

13.2. CIMR USE OF AGGREGATE DATA. CIMR shall have the right to amass, retain and use for any lawful purpose physician and patient data of CLIENT so long as
(i) the identification of CLIENT and individuals is removed from such accumulation, and (ii) all such use is in full compliance with applicable regulatory requirements.

13.3. NON-SOLICITATION. During the term of this Agreement and for a period of one year following termination hereof, both Parties agree not to contract for or retain, or offer to contract for or retain, whether as an employee, an independent contractor, or otherwise, directly or indirectly, the services of any individual who was an employee of the other Party (or a Related Person of the other Party) at any time during the term of this Agreement.

14.   FORCES MAJEURE.

All periods of time specified for performance of obligations (other than monetary payment obligations) by either Party hereunder shall be extended for a period of time equal to any delay caused by a Force Majeure so long as the Party claiming the benefit of such extension uses good faith and diligent efforts to minimize the delay to the extent practicable.

15.   ATTORNEY'S FEES.

If either Party shall commence an arbitration proceeding in respect of this Agreement, or bring an action to enforce either (i) an arbitration award hereunder, or (ii) this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees and costs.

16.   ARBITRATION.

CIMR shall have the right to bring an action in any court of competent jurisdiction and proper venue to enforce any right of CIMR under Sections 12 and
13. In connection with any such action CLIENT consents to the jurisdiction of the United States district court for the District of South Carolina, agrees that venue shall be proper in any division thereof, and agrees that service of process upon CLIENT may be by United States mail. Any other controversy or claim arising out of or related to this Agreement or the breach thereof, shall be settled by binding arbitration by submission to three (3) arbitrators in accordance with Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). If CLIENT commences the arbitration proceeding the site of the arbitration proceeding shall be in Columbia, South Carolina. If CIMR commences the arbitration proceeding the site of the arbitration proceeding shall be Heathrow, Florida. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The arbitrators may grant any remedy or relief within the scope of the Agreement that they deem just and equitable; provided however, the arbitrators shall have no authority to grant punitive or exemplary damages.

17.   WAIVER.

The failure of either Party hereto to insist upon strict performance of any of the terms or conditions of this Agreement shall not be deemed to be a waiver of any rights or remedies of such Party in respect of any other provision hereof or in respect of any subsequent breach or default under such term or condition.

18.   LATE PAYMENTS.

All delinquencies in amounts due under this Agreement shall accrue interest at the per diem rate of one and one-half percent (1.5%) per month (or, if less, the highest rate permitted by applicable law). All such accrued interest shall be due and payable upon demand of CIMR, and in the absence of demand, on the first day of each calendar month. In the event of any delinquency of sixty (60) days or more, CIMR shall have the right, in its sole discretion, to interrupt CLIENT's access to or use of any or all of the Operating Services and other services hereunder. Notwithstanding any such interruption of service, CLIENT shall remain liable for all amounts coming due hereunder without regard to such interruption of service. CIMR's exercise of its rights under this Section 18 are in addition to, and not in derogation of, all other rights and remedies available to CIMR under this Agreement or at law or equity in respect of the delinquency.

19.   EFFECT AND BENEFIT.

This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their successors and permitted assigns. There are no third party beneficiaries of this Agreement. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by the Parties that neither this Agreement, nor any act or omission of CIMR pursuant to this Agreement, is intended to create any liability or responsibility of CIMR (whether pecuniary or otherwise) to any employer, Member, Provider, or other Person.

20.  ASSIGNMENT

The Agreement may not be assigned (in whole or in part) by either Party without the prior written consent of the other Party; provided, however, either Party shall have the right to assign the Agreement to a Related Person without the other Party's consent; provided further, however, any such assignment to a Related Person shall not relieve the assignor of any obligation or duty provided for in this Agreement.

21.  ENTIRE AGREEMENT

This Agreement (including all Schedules and Exhibits hereto) constitute the entire agreement between the Parties hereto respecting the subject matter hereof and supersede and replace any and all prior agreements or arrangements between the Parties whether written or oral.

22.  AMENDMENT

This Agreement may not be amended or modified, in whole or in part, except pursuant to a writing duly executed by both Parties.

23.  RELATIONSHIP OF PARTIES

Nothing in this Agreement shall be construed to make either Party a partner, joint venturer or employee of the other Party. Nothing in this Agreement shall be construed to make CIMR responsible for complying with any disclosure, reporting or other requirement of the Employee Retirement Income Security Act of 1974 (P.L. 93-406) or any regulation or rule thereunder in respect of any health care plan or other employee benefit plan of any kind. CLIENT retains all final authority and responsibility for its operations, the fulfillment of its obligations to all employers and Members, its administration of all Benefit Plans, and its relationships with all Providers and other contractors. CLIENT acknowledges and agrees that CIMR is acting merely as a ministerial agent for CLIENT in performing any Services under this Agreement affecting employers, Members, Providers, or other third parties.

24.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

25.  ACCEPTANCE

This Agreement shall not be binding upon CIMR unless and until the Agreement is first signed by CLIENT, returned to CIMR'S principal office in Columbia, South Carolina, and then signed on behalf of CIMR by CIMR'S Chief Executive Officer or Chief Operating Officer.

                           [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the Parties have duly executed, sealed and delivered this Agreement as of the 26/th/ day of March, 1999.

Notice Address:                              COMPANION INFORMATION MANAGEMENT
--------------
                                             RESOURCES, INC.

Companion Information
Management Resources,
  Inc.                                               By:_________________ (SEAL)
P. O. Box 100115                            Title:_______________________
Columbia, SC  29202
Attn:  John Tempesco
e-mail: john.tempesco@cimr.com

with copy to (which copy shall not itself
constitute adequate notice):
Duncan S. McIntosh, Esquire
Senior Deputy General Counsel
Blue Cross and Blue Shield of South Carolina
I-20 at Alpine Road
Columbia, South Carolina  29219
e-mail: duncan.mcintosh@bcbssc.com


Notice Address:                              SUNSTAR HEALTHPLAN, INC.
--------------

Sunstar Health Plan, Inc.
300 Internation Parkway, Suite 230          By: ________________________ (SEAL)
Heathrow, FL 32746                                   Title:_____________________
Attn: Jack Shields
      ------------

with copy to (which copy shall not itself constitute adequate notice):

_______________________
_______________________
_______________________
[e-mail]

                        SCHEDULE 1.1: ACCESS RESOURCES
                        ------------------------------

                      SCHEDULE 1.20:  OPERATING SERVICES
                      ----------------------------------

                                   CONTENTS
               1.0   DEFINITIONS .....................................  1
               2.0   PROVIDER RELATIONS ..............................  5
               3.0   MEMBER SERVICES AND ENROLLMENT ..................  9
               4.0   CUSTOMER SERVICE ................................ 13
               5.0   REIMBURSEMENT MANAGEMENT ........................ 14
               6.0   REPORTING........................................ 17
               7.0   MEDICAL MANAGEMENT............................... 19
               8.0   FINANCE.......................................... 20
               9.0   SECURITY......................................... 21
               10.0  UNDERWRITING..................................... 22
               EXHIBIT A - DELIVERABLE TIME FRAMES.................... 22
               EXHIBIT B - REPORT NAMES............................... 23


This Schedule is a summary description of the Standard Operating Services and the related System functionality available to Client under the Agreement. It is not a comprehensive or definitive statement of System functionality or capability. cimr reserves the right to modify the System as and when cimr deems appropriate. Client must provide certain information to cimr or complete certain other tasks (collectively, the "Deliverables") before many System functions can be implemented. Similarly, Client must provide certain Deliverables to cimr on an on-going basis in order for the System to reflect up-to-date information. Exhibit A lists some (but not all) important Deliverables, and the time by which cimr must receive the Deliverable to initially implement or on an on-going basis update - the System ("Time Frames").

1.0  DEFINITIONS

For purposes of this Schedule, the following terms shall have the following meanings:

"APPROPRIATE SETTING" means the level and location of care clinically necessary to produce a quality outcome. Examples of appropriate settings include emergency rooms, acute care centers, primary care centers, self care, nurse directed home care, inpatient hospitalization, ambulatory surgical centers, nursing homes, and rehabilitation centers.

"AUDITABLE" means the ability to track data entry, edit, and update functional processes to the individual user based on sign on security.

"AUTHORIZED" means possessing authority and system access to act on behalf of Client. The authority can be granted by Client or by cimr on behalf of Client.

"CASE MANAGEMENT" means monitoring, planning and coordinating treatment rendered to Patients with conditions requiring high cost or extensive services. Case management is intended to facilitate the most appropriate and cost effective course of treatment in an appropriate setting.

"CASE MANAGER" means the person assigned to provide case management, usually a registered nurse.

"CLINICAL PROTOCOLS" means a scientifically tested and medical staff approved method of treatment for diagnostic conditions based on severity of illness, co-morbid circumstances, and symptomatic assessment and evaluation.

"CONCURRENT REVIEW" means a third party review of the medical necessity, level of care, length of stay, appropriateness of services and discharge planning for Patients in health care facilities. As opposed to prospective and retrospective reviews, concurrent reviews are conducted at the time the Patient is being treated.

"DATA ENTRY" means the functional process of creating a new data base record within the System.

"DATA EDITING" means the functional process of changing data in an existing data base record within the System.

"DATA UPDATING" means the functional process of updating information already contained in a data base within the System that results in the creation of a new record and may result in storage of existing data as history.

"DEMAND MANAGEMENT" means any mechanism put into place by the Payor, Client, or cimr which reduces the inappropriate use of health care services by those seeking health care, increases compliance with a medical regimen by Patients with chronic diseases, or increases Patient satisfaction without a Provider encounter.

"DEMOGRAPHIC INFORMATION" means a statistical description of life, health, and/or social factors of population such as age, gender, income, birth, death, marital status, and employment.

"DIAGNOSIS" means the identification of a disease, medical condition or injury from its signs and symptoms.

"DME" means durable medical equipment.

"ELECTRONIC INTERFACE" means the ability of the System to transfer data between it and a computer System of Client or Carve-Out Vendor without human manipulation.

"ENCOUNTER" means any Patient to Provider interaction for which a medical record entry is made.

"ENCOUNTER FORM" means an itemized statement of services provided by a health care Provider for an enrollee, usually for a set of services within a specific time period such as a hospitalization, course of physical therapy treatment, or outpatient office visit. It is submitted to a Health Care Plan as a means of utilization measurement.

"ENROLLEE" means a Patient who has health care coverage which requires the selection of a PCP, typically in a Health Maintenance Organization (HMO).

"ENROLLMENT" means entering the enrollee to PCP affiliation into the System.

"GLOBAL FEE" means a negotiated agreement between a Payor and Provider to include all charges for an episode of care into a single reimbursable expense. Examples of a global fee include an all inclusive rate for institutional and professional fees associated with a cardiac catheterization or maternity services. This fee can include inpatient and outpatient charges.

"GROUP PRACTICE" means the organization of a group of licensed health care Providers as a partnership, a professional corporation or a not-for-profit corporation in order to share facilities and personnel as well as earnings from their practice. The Providers comprising the practice may represent either a single specialty or a range of medical and surgical specialties.

"HEALTH CARE INSURANCE COVERAGE" means a risk management program offering an opportunity to share the costs of possible economic loss from illness, injury, and/or health maintenance through a legal document or contract which contains all the conditions, limitations, and terms of liability. This term includes insurance policies which pay before any other insurance (primary), insurance policies which pay only after other policies (secondary), insurance policies which pay a set rate per day of hospitalization regardless of other policies (hospital confinement indemnity), and policies designed to pay after all other policies are exhausted (supplemental).

"HEALTH SCREENING" means any application of diagnostic technology applied over a segment of a Patient population determined to be at risk, to detect diseases or the propensity to contract diseases.

"INTEGRITY OF DATA" means the state in which data is complete and uncorrupted.

"MEDICAL NECESSITY" means health care treatment that is appropriate and rendered in accordance with generally accepted standards of clinical practice.

"MEDICAL OVERSIGHT COMMITTEE" means an appointed or elected subset of physicians within a network or panel of physicians which reviews health care provided by its Members and provides counsel, approves guidelines, and recommends disciplinary action.

"NETWORK" means a group of Providers that mutually contract with Payors to provide health care services to Patients of a specific Health Care Plan. The contract determines the payment method(s) and rates, utilization review controls and target utilization rates by Health Care Plan Patients.

"OUTCOME" means the health status of a patient as a result of health care intervention, including both clinical findings and patient perceived lifestyle changes.

"PARA-PROFESSIONAL" means those persons trained in the medical profession without a license to practice independent of a licensed professional, such as physician assistants.

"PASSWORD PROTECTED" means System data whose access from a workstation is limited by the sign on code and password combination. If the sign on code and password are not entered correctly, access to the data or function is not allowed. Enter, edit, and view functions can be password protected at various levels. Assignment of sign on and passwords is controlled by Client and cimr personnel.

"PATIENT" means any person presenting to a health care Provider for health care.

"PATIENT IDENTIFICATION NUMBER" means the unique number assigned to the Patient within the System which identifies the person as entitled to health care coverage.

"PAYOR" means the party who pays or promises to pay on behalf of the Patient for health care benefits received. Examples of Payors include Patients, insurers, third party Payors, third party administrators, self insured employer coalitions, self insured businesses, primary care Provider (under capitated agreements), and government agencies (Medicare, Medicaid, CHAMPUS).

"PCP" means a primary care physician under the relevant Health Care Plan who serves as an enrollee's entry way into the health care System.

"PERCENT OF PREMIUM" means a method of paying and charging for health services in which a Provider is paid a fixed amount as a percent of the contract rate for each primary recipient of a health care insurance contract, usually monthly. The payment covers all services provided regardless of the extent or value of those services.

"POLICYHOLDER" means the owner of the health insurance policy. In the context of group insurance, the policyholder is the legal entity (employer, union, trustee, creditor) to whom an insurer issues a contract.

"PRE-CERTIFICATION" means the procedures to determine the medical necessity of non-emergency health care procedures and admissions. The Patient and/or Provider must notify the review entity about the planned procedures before they are performed or before a planned admission for hospitalization.

"PREVENTIVE HEALTH CARE PROGRAMS" means any program covered by the Health Care Plan designed to (I) increase the compliance rate of immunizations or preventive programs such as, prenatal care, or (II) health screenings, Patient education, fitness programs, or wellness programs designed to improve the health status of Patients.

"PRIVACY OF INFORMATION" means the restriction of personal information to those with a need to know in compliance with the Privacy Act of 1974 and all other applicable law.

"REFERRAL MANAGEMENT" means steering Patients to the most economically advantageous level and source of care within the guidelines of the Payor and/or Client. Payor rules always take precedence in this subfunction to increase the probability of reimbursement.

"REGISTRATION" means the entry of Patient identification data into the System.

"SPECIALTY/SPECIALIST" means a physician having advanced training and education in the form of a residency or fellowship in a particular disease or organ System.

"TRANSACTION" means an exchange of information from the System and a computer System of Client or the Payor or Carve-Out Vendor, or the striking of the enter key on the System for input or retrieval of information within the System.

"THIRD PARTY LIABILITY" means liability under an insurance policy other than the patient's primary health insurance policy (e.g. liability for accidental or work-related injury or illness under a general liability insurance policy or workers compensation insurance policy.)

"UNINSURED" means a Patient without health care insurance coverage.

"UTILIZATION MANAGEMENT" means the mechanisms put into place by Client, the Payor, or cimr to manage the consumption of health care to appropriate levels based on the use of clinically validated health care protocols, guidelines, and/or standards. Functions include preliminary evaluation, concurrent review, and discharge planning for inpatient care and pre-authorization, protocol compliance reviews, retrospective reviews, and referral algorithms.

"WITHHOLDS" means a portion of any prepaid amount (usually a capitated rate or percent of premium) held back to insure Client against unforeseen medical risk within the population being served.

2.0  PROVIDER RELATIONS

These processes deal with development, management, and monitoring of the CLIENT network of Affiliated Providers. All activities will be linked together by a unique Affiliated Provider identification number. The functional processes of viewing and editing/updating within this function are password protected to maintain the privacy of information and the integrity of the data. Affiliated Providers for which information will be stored includes, but is not limited to: physicians, para-professionals, hospitals, durable medical equipment suppliers, pharmacies, outpatient facilities, long term care facilities, etc. The information includes the multiplicity of medical management and financial relationships of the Affiliated Providers to each other, CLIENT, payors and patients, as well as the medical management and financial relationships of CLIENT with payors, patients, and other Providers.

SERVICES:

CIMR shall:

 .    enter Affiliated Provider information into the System once and update as necessary for each Affiliated Provider.

 .    provide the CLIENT with the Affiliated Provider information needed to be collected for claims processing. This includes information for the Affiliated Provider information sheet and credentialing data.

 .    be available to assist with training Affiliated Provider personnel on CIMR
     Systems upon mutually agreeable terms.

 .    enter, update and/or edit the information gathered and provided by the
     CLIENT.

CLIENT shall:

 .    be responsible for developing (with CIMR's assistance) Affiliated Provider information sheets.

 .    designate a person to complete the Affiliated Provider information sheet and to authorize changes to Affiliated Provider data.

 .    be responsible for network development. This includes recruiting, contracting, and Affiliated Provider education.

 .    be responsible for distributing and collecting Affiliated Provider information sheets to record the information needed by CIMR to enter Affiliated Provider information into the CIMR System. This also includes providing CIMR with credentialing information to the extent needed for claims processing. All requested information will be provided to CIMR 30 days prior to the effective date of the addition of the Affiliated Provider to the network.
SYSTEM: the automated System has the ability to store information on every Affiliated Provider.

Items entered in this subfunction are:

 .    Demographics
     -        Affiliated Provider name
     -        Provider type (hospital, physician, group practice, etc.)
     -        Practice address(es)
     -        Billing address(es)
     -        Correspondence address(es)
     -        Electronic mail address(es)
     -        Telephone numbers (office, business office, facsimile, etc.)

     -        Point(s) of contact
     -        Social Security Number
     -        Employer Identification Number(s)
     -        Medicare billing number
     -        Electronic Fund Transfer (EFT) information
     -        Unique Provider Identification Number (UPIN)
     -        Category (institution, professional, supplier, etc.)
     -        Business structure (public, for profit, etc.)
     -        Gender
     -        Language
     -        Professional association(s)

 .    Information (including dates of affiliation, active flag, history) related to the affiliation arrangement between CLIENT and the Affiliated Provider.

     -        Network affiliation(s)
     -        On call/covering relationship(s)
     -        Group affiliation(s)
     -        Hospital to physician affiliation(s)
     -        CLIENT to Affiliated Provider relationships
     -        CLIENT to payor affiliation(s)
     -        Affiliated Provider to payor affiliation(s)
     -        Network to network affiliation(s)

 .    Information (including dates of agreement / contract, history) related to reimbursement arrangements for agreements can include

     -        Fee for service
     -        Fee schedule
     -        Discount off of charges
     -        Per diems
     -        Diagnostic Related Groups (DRGs)
     -        Relative Value Units/Resource Based Relative Values
     -        Provider withholds
     -        Pay provider direct
     -        Pay CLIENT
     -        Medicare assignment/accepting
     -        CHAMPUS assignment/accepting

The automated System has look-up capabilities by name, phonetic name, Provider identification number, zip code, location, provider type, specialty, and network. The look-up can be restricted with the same variables and may include sex and language restrictions as well. Individual provider displays include:

     -        Provider summary
     -        Demographics detail
     -        Affiliations summary and detail
     -        Pricing summary and detail
     -        Credentials/licensure summary and detail

2.1  ENROLLMENT CAPACITIES The process of identifying Affiliated Providers
     ---------------------
serving as PCPs and entering information pertinent to their status.

SERVICES:

CIMR shall:

 .    enter, update and/or edit enrollment information gathered from the
     Affiliated Providers payors, contracts, or other sources.

CLIENT shall:

 .    designate a person to complete the enrollment capacity information and to authorize changes to the same.

 .    provide all necessary information to CIMR  to establish enrollment targets.

SYSTEM:

The automated System has the ability to store information associated with the Affiliated Provider's designation as a PCP. The information will include but not be limited to:

     -        PCP identification flag
     -        Accepting new patient flag
     -        Location restrictions
     -        Gender restrictions
     -        Age restrictions
     -        Language of preference

2.2 ELECTRONIC COMMUNICATIONS CIMR is capable of receiving claims electronically
    -------------------------
in national standard formats. Additionally there are communication requirements for the CLIENT to connect with CIMR. The CLIENT is responsible for communications expenses incurred as a result of interfacing with CIMR Systems. CLIENT shall reimburse CIMR for all expenses associated with communicating with Providers.

2.3 INQUIRY TRACKING - The functional process of entering any interaction with a
    ----------------
Provider, patient, payor, CLIENT, or other customer.

SERVICES:

CIMR shall:

 .    use the System to track interactions between CIMR and Members, patients,
     Providers and the CLIENT.

CLIENT shall:

 .    use the System to track interactions between CLIENT and Members, patients,
     Providers and CIMR.

 .    CLIENT's staff Member answers the phone, records the information and closes the inquiry after the issue is resolved.

SYSTEM:

The automated System has the ability to store inquiry information and associate it with every patient served by CLIENT. Information can be entered at the time the interaction occurred (usually a telephone call). The System tracks outstanding inquiries from onset to resolution, age them by color coded displays and stores the results in history. The System can also identify key customers for which CLIENT desires to expedite resolutions.

Items entered in this subfunction are:

         -     Source of inquiry
         -     Employee receiving, responding, and responsible for inquiry
         -     Date and time of inquiry, status changes and follow-up due date
         -     Reason for inquiry
         -     Synopsis of transaction
         -     Status
         -     Priority

3.0      MEMBER SERVICES AND ENROLLMENT

These functions deal with interactions between CLIENT/Client Affiliates and Patients covered under this contract.

SERVICES:

CIMR shall:

 .        enter Member information based on applications provided by the CLIENT.

 .        produce membership lists for PCPs.

 .        produce ID cards, stuff envelopes with desired materials and mail to
         Members.

 .        maintain and update benefits on the System to include detailed rules for processing claims.

CLIENT shall:

 .        provide membership applications to CIMR at least 30 days prior to the effective date of membership

 .        designate a person to complete the Member enrollment information and to authorize changes to the same.

 .        provide all necessary information to maintain the membership in a current manner within the System.

 .        design and produce all materials for Member mailings. These will be dropped shipped to CIMR for distribution.

 .        provide all information required by CIMR on benefit structure, effective dates, billing rates and benefit information. This information is needed at least 90 days before the effective benefit date.

SYSTEM:

All subfunctions and functional processes within this function will be linked together by Member identification number and the person designated by the employer as the primary recipient of health insurance policy proceeds (typically the employee). The information entered will have auditable view and/or edit capabilities by every authorized representative of CLIENT and the Affiliated Providers. Therefore, all Member services information will be entered once and updated as necessary. The functional processes of viewing and editing/updating will be password protected to enhance the privacy of information and the integrity of the data.

3.1 REGISTRATION - The process of entering, storing and accessing patient identification and demographic information for the population served by CLIENT.

SERVICES:

CIMR shall:

 .        enter and/or verify the information provided by CLIENT.

CLIENT shall:

 .        provide CIMR with all patient population information the CLIENT wishes to have entered and stored in the automated System.

SYSTEM:

The automated System has the ability to load, update and store patient identification information on every patient.

         Such information may include, without limitation:

         -        Patient name (first, last, middle initial, and generation)
         -        Insurance identification number
         -        employer  telephone numbers
         -        Subscriber address and telephone numbers
         -        Gender
         -        Date of birth
         -        Age
         -        Relationship to subscriber
         -        Dates of coverage

3.2 ENROLLMENT - The process of entering, storing and accessing patient
    ----------
identification information for the sub-set of the population selecting coverage from a health care plan that requires the selection of a Primary Care Physician.

SERVICES:

CIMR shall:

 .        enter update and/or edit the information gathered from the patients,
         CLIENT, payor, or other sources. During patient inquiries or any other CIMR-patient interaction, CIMR personnel may verify the on-line data and update it as necessary.
         The primary source of calls to CIMR will be from the CLIENT.

CLIENT shall:

 .        during patient inquiries or any other CLIENT-patient interaction,
         CLIENT personnel will verify the on-line data and update within their capabilities. The CLIENT will receive the preponderance of calls as the first level of customer support.

System: In addition to the registration information collected for the entire patient population, the System will load, update and store specific patient information relevant to their health care plan in an on-line or batch mode.

Items entered in this subfunction include but are not limited to:

         -        Primary Care Physician identification
         -        Effective dates
         -        PCP history

3.3 ELIGIBILITY VERIFICATION - The process of determining the health care
    ------------------------
insurance coverage eligibility of the patient presenting for care.

SERVICES:

CIMR shall:

 .        maintain eligibility status within the automated System based on information provided by the CLIENT.

CLIENT shall:

 .        verify patient eligibility using the System as needed.

SYSTEM:

The System will search existing registration and enrollment data to determine the status of the patient's eligibility on-line, real time at the time of care delivery. The System will respond with demographic information and then display payor information, coverage, enrollment, and Patient co-payment and co-insurance information.

3.4 INSURANCE COVERAGE INFORMATION - The process of entering information related
    ------------------------------
to any patient insurance coverage which would pay for health care. The Operating Services support standard HMO and point-of-service managed care products. Support for additional products (ie., indemnity or open access products) must be agreed upon in advance by CIMR.

SERVICES:

CIMR shall:

 .        provide the benefit check list to the CLIENT.

 .        maintain files that have benefit coverages for each Member.

CLIENT shall:

 .        provide CIMR with employer group information needed to process claims.

 .        provide CIMR with benefit contract coverage information on the prescribed benefit check list.

SYSTEM:

The System will store summary health care plan benefits, co-payments, utilization management requirements, and third party liability data for each patient.

 .        The System maintains information for student dependent and coordination of benefits information. This information is used in the claims processing function.

 .        Items entered in this subfunction include but are not limited to:

 .        Benefits Information

         -        Summary of covered benefits
         -        Non-covered benefits
         - Benefit limitations (life time benefit maximums, procedure limitations, mental health maximums, etc.)

 .        Cost Sharing Information

         -        Inpatient and outpatient deductible amounts
         -        Co-insurance
         -        Co-payments
         -        Out of pocket limits

 .        Utilization Management Requirements

         -        Pre-approval requirements
         -        Provider network restrictions
         -        Clinical protocols for medical necessity

 .        Third Party Coverage

         -        Patient identification
         -        Patient status (i.e., self, subscriber or family Member)
         -        Relationship to primary insurance
         - Related insurance information (group identification, plan coverage, etc.)
         -        Dates of coverage
         -        Points of contact if available

 .        Procedure coding and diagnostic terminology with annual updates from appropriate governing body.

3.5 HEALTH CARE FINDER - The process of searching for Providers within and
    ------------------
outside of the CLIENT networks based on geographic location, specialty, subspecialty, network affiliation, name, and/or other factors in response to requests from CLIENT, Members, or Affiliated Providers. The information entered will have view only capabilities by every authorized representative of CLIENT and the Affiliated Providers.

SERVICES:

CIMR shall:

 .        maintain the Provider information in a current status from information provided by the CLIENT.

CLIENT shall:

 .        use the System for Health Care Finder functions and will provide the needed Provider information to keep the data current.

SYSTEM:

The System will search stored Provider information and display:

         -        Provider name
         -        Provider number
         -        Specialty
         - Provider type (i.e. hospital, ambulatory surgery center, independent practice, group practice)
         -        Primary Care Provider indicator
         -        Network affiliation
         -        Address
         -        Phone number
         -        New patient acceptance indicator
         -        Language indicator
         -        Age restrictions
         -        Effective dates of affiliation

The System will provide a link between the patient and Provider files to display only Providers the patient is eligible to use based on their Benefit Plan coverage. The System will also have the ability to display the Providers meeting the search criteria in random order (to equally distribute referrals) or based on CLIENT developed algorithms (to steer referrals to specific providers).

4.0      CUSTOMER SERVICE

The processes of receiving inquires, both telephonic and written from Members and Providers. The inquiries will cover a full range from claim status, entitled benefits, payment status, co-payments and deductible amounts, special rules for referrals and provider contract issues. Technical support issues are not considered to be customer service questions.

SERVICES:

CIMR shall:

 .        provide support to CLIENT by answering technical questions or problems dealing solely with connectivity or System availability and not respond as advisor on System functional questions.

 .        provide the System which CIMR will use to track inquiries and research questions to provide answers to Affiliated Providers and Members. This will include automated letter generating capability, inquiry tracking, tracking of appeals and referral to Affiliated Providers.

 .        provide access to a Voice Response Unit (VRU), once the number of
         Members exceeds 10,000, via a CIMR funded toll free line to the CLIENT, Affiliated Providers, and Members.

 .        provide outbound calling to newly enrolled beneficiaries to review fulfillment information and answer questions.

 .        adjust claims based on appeal outcomes reported to CIMR by CLIENT.

 .        perform appeals research and provide CLIENT's medical review staff information for appeal determination.

 .        produce templates for automated System generated letters according to design specifications provided by CLIENT.

 .        staff to provide customer service to Affiliated Providers and Members.
         This includes having staff to use the System to track inquiries and research questions to provide answers to Affiliated Providers and Members. Staff will use the automated letter generating capability, inquiry tracking, tracking of appeals and referral to Affiliated Providers.

CLIENT shall:

 .        design and administer an appeals process and inform CIMR appeal outcomes requiring claims adjustments.

 .        design formatted letters which CIMR will enter into the System for the
         CLIENT's use.


SYSTEM:

The Customer Service function utilizes several components of the System., including, but not limited to the following:

         the claims System
         the automated letter generating System
         the Member System
         the inquiry tracking System
         the provider System
         benefit files Systems
         the managed care System

5.0      REIMBURSEMENT MANAGEMENT

These functions deal with CLIENT's collecting and storing CLIENT's claims/encounter form data and claims payment operations. Processing of this data will be based on the payment arrangement between CLIENT and the Provider within the confines of the Payor contract. Deductibles, lifetime maximums, etc. which are directly related to the Payor contract associated with each patient will be applied to the payment calculation. The Provider will collect any co-payment, thus the co-payments are taken into consideration when originally setting and loading the specified payment rates to the Provider's agreement table.

5.1 - CLAIMS/ENCOUNTER FORM DATA ENTRY - The processes of collecting, editing
      --------------------------------
and entering claims/encounter related data for tracking patient utilization for billing and payment purposes, as well as reporting. In addition, this data can be used to identify possible case management candidates. cimr can accept claims submission data electronically or hardcopy, from the Affiliated Providers. Transaction formats currently accepted by CIMR are Institutional UB92 and professional HCFA 1500 claim formats. CIMR will edit the claims data for accuracy and completeness prior to passing the claims to the claims adjudication System. The functional processes of viewing and editing/updating are password protected to maintain the privacy of information and the integrity of the data. CIMR will provide a mechanism for viewing claims/encounter form data for all patients. The inquiry screens display claim header and line item information for institutional and professional claims. As a claim/encounter form is received, the System performs a series of edits to validate completeness and search for detectable errors before processing the claim.

SERVICES:

CIMR shall:

 .        prescribe the format for transmission of EMC claims

 .        receive EMC claims in the prescribed formats

 .        receive hardcopy claims and enter them into the System for payment

 .        assign a Document Control number to allow tracking of the claim throughout the claims adjudication process.

 .        perform edits and subfunctions described in Section 5.3.

 .        adjudicate claims through resolution and payment, including the issuance of an Explanation of Benefits and check imaging.

 .        conduct coordination of benefits, and perform certain fraud detection checks.

 .        provide subrogation services through a third party.

CLIENT shall:

 .        pay subrogation costs incurred by CIMR on behalf of the CLIENT.

 .        conduct Quality Assurance activities.

 .        self funded accounts used by CIMR to pay claims shall be bonded.

 .        establish procedures to detect and reduce fraud

 .        establish procedures for Affiliated Providers to electronically transmit claims in the prescribed format to CIMR.

 .        establish procedures for CLIENT Affiliates to transmit hardcopy claims to cimr.

 .        provide CIMR life time benefit limitations as of the determination date for covered individuals to be used in processing claims.

 .        provide CIMR information required by CIMR to process claims under special programs such as case management.

SYSTEM:

The System has the ability to capture patient utilization information on every patient, either electronically from CLIENT/Client Affiliates office automation System or by hardcopy. Items collected are:

         - Patient and subscriber identification and demographic information
         -        Provider identification number
         -        Dates of service
         -        Billed charges
         -        Diagnosis codes
         -        Procedure codes
         -        Medicare/other insurance coverage information, if applicable

5.2 - CARVE-OUT VENDOR SERVICES - This includes the process of receiving and
      -------------------------
passing information to and from Carve-Out Vendors to adjudicate and track claims.

SERVICES:

CIMR shall:

 .        load contract agreements and pricing schedules for the Carve-Out Vendor and process claims in accordance with the agreement.

 .        provide Carve-Out Vendor enrollment information in CIMR's electronic format.

 .        receive Carve-Out Vendor claims in CIMR's electronic format.

CLIENT shall:

 .        provide CIMR with agreements, pricing schedules and other information necessary to process Carve-Out Vendor claims in accordance with the agreements.

 .        relay CIMR electronic format information to the Carve-Out Vendors for use within the contract between the Carve-Out Vendor and CLIENT.

SYSTEM:

The claims edit subfunction will have the following functional processes associated with it:

         . Validity - Values are checked to discover if data is valid for the specific field being edited.

         .        Consistency - Inter-field relationship (consistency) edits.
                  The failure of a consistency edit will result in posting of a consistency edit error status code to the header or line item in which the error is detected.

         . Provider Validation - Provider data is edited against the System database and provider information is posted on individual line items.

         . Procedure Validation - Determination of whether the procedure codes on the claim/encounter form are valid for the type and place of service being performed.

         . Eligibility/Co-pays - The enrollment System will be accessed to determine if the patient is covered for the specific time periods and services on the claim.

         . Authorization Matching - The System will determine if an authorization is required for a specified service. If an authorization is required, the System will attempt to match the claim/encounter form to an authorization on file for the dates of service and provider specified on the claim. If an authorization is not present. the claim/encounter form will be deferred or denied.

         . Pricing - Provider agreement information will be accessed to price each claim/encounter form according to the contract for a specified Provider, network, and procedure. Certain pricing data from the group contract will also be used in pricing the line item service. The System will also look for special pricing negotiated and entered into the System by the Case Management staff.

6.0  REPORTING

The System stores data in sequential files or informational databases as a result of the processes performed within each function.

6.1 ACCESSING DATA - The CLIENT will have access to the data stream resulting
    --------------
from the operations outlined in this Schedule. This provides the ability to drill into the data to monitor key indicators and evaluate stratifications involving the following areas:

         -        Membership
         -        Utilization
         -        Reimbursement
         -        Quality
         -        Operational

SERVICES:

CIMR shall:

 .        Provide the standard reports whose names are listed in Exhibit B.

CLIENT shall:

- Be solely responsible for any wrongful or unlawful use of confidential health care information provided in any medium by CIMR to CLIENT.

SYSTEM:

The automated System will produce and maintain the data sources for CLIENT to use to produce the data files CLIENT will distribute to employer members.

7.0  MEDICAL MANAGEMENT

Included in Medical Management are several functions. Referral management and authorization, nurse triage and assessment, patient education, disease management, and case management. CIMR services and Systems are capable of conducting each of the above functions.

SERVICES:

CIMR shall:

 .    provide the training for CLIENT personnel on using the System as described in the Section 5.6.

CLIENT shall:

 .    select medical management protocols which will be applied by CLIENT manually.

 .    conduct all activities associated with medical management using CIMR automated functions.

 .    be responsible for conducting surveys of Members and Affiliated Providers.

 .    fund travel expenses for their personnel to receive the training to operate the System's medical management functions.

 .    Design and conduct the appeals and retro-authorization processes.

SYSTEMS:

The System has automated tools to assist CLIENT in conducting case management, referral authorizations, precertifications, quality improvement initiatives, and appeals management.

8.0 FINANCE Billing, premium collection and reconciliation are functions which must occur.

SERVICES:

CIMR shall:

 .    produce and distribute 1099 forms for the CLIENT.

 .    report to the CLIENT monthly listing and the amount of claims paid for the prior month.

CLIENT shall:

 .    provide information on each employer group the CLIENT contracts with to allow CIMR to establish the accounting mechanism to track deposits and drafts upon the employer's funds.

 .    establish mutually agreeable procedures to insure funds are deposited to the employer's accounts to cover checks written to pay claims.

 .    maintain all corporate financials and general ledger accounts.

 .    provide security satisfactory to CIMR to insure that all self funded accounts from which CIMR pays claims are not overdrawn.

SYSTEM:

The automated System has the ability track premiums collected by employer groups, reconcile amount due based upon eligible Members for that employer and produce reports.

9.0  SECURITY

The processes associated with not allowing access to data withing the System to unauthorized users.

SERVICES:

CIMR shall:

 .    process all security actions received from the CLIENT's designated individual.

 .    Provide the CLIENT with information needed

CLIENT shall:

 .    design procedures for granting access to the System.

 .    designate an individual to notify CIMR of changes in System security for the CLIENT or CLIENT Affiliates.

SYSTEM:

The automated System has the capability to require all CLIENT staff desiring access to the System to enter uniquely defined user IDs and password. The password must be changed by the user every 30 days.

10. UNDERWRITING

The process of analyzing a group to determine rates and benefits or to determine whether a group should be offered health care coverage.

SERVICES:

CIMR SHALL:

- perform medical underwriting based on CLIENT'S criteria which are reasonably acceptable to CIMR

- recommend forms and rating requirements as requested by CLIENT from time to time to facilitate the underwriting process (provided, however, CLIENT shall be solely responsible for deciding whether to follow any such recommendations and for all consequences of such decision)

- maintain a sufficient number of trained staff to process requests for new quotes and renewal ratings in accordance with mutually agreed upon turnaround time targets

CLIENT SHALL:

-    provide all information required to perform underwriting services provide in PC spreadsheet format the rating methodology CLIENT wishes CIMR to use, or permit CIMR to use CIMR'S current HMO specific rating methodology

- provide all required census data, claims experience data, geographic factors, industry factors, etc. that are required to complete the underwriting process

- provide detailed benefit definitions acceptable to CIMR to use in the underwriting calculations.

-    complete all responses to requests for proposals (RFPs) to groups

- communicate rating information/changes/requirements to each group as necessary

                                   EXHIBIT A
                                   ---------
                            DELIVERABLE TIME FRAMES

------------------------------------------------------------------------------------------------------------------------------------

DELIVERABLE                                    START-UP OF CONTRACT DELIVERABLE TIME FRAMES     ON-GOING DELIVERABLE TIME FRAMES
------------------------------------------------------------------------------------------------------------------------------------
NEW MEMBER APPLICATIONS INCLUDING PCP          90 DAYS PRIOR TO EFFECTIVE DATE OF MEMBER        30 DAYS PRIOR TO EFFECTIVE DATE
INFORMATION                                                                                     OF MEMBER

ENROLLMENT MATERIAL
                                               90 DAYS PRIOR TO EFFECTIVE DATE OF GROUP
                                                                                                30 DAYS PRIOR TO THE EFFECTIVE DATE
                                                                                                OF GROUP
------------------------------------------------------------------------------------------------------------------------------------

EMPLOYER GROUP SETUP

GROUP DATA FORM                                90 DAYS PRIOR TO EFFECTIVE DATE OF GROUP         45 DAYS PRIOR TO THE EFFECTIVE DATE
DETAIL BENEFIT INFO/SCHEDULE OF BENEFITS       90 DAYS PRIOR TO EFFECTIVE DATE OF GROUP         OF GROUP
                                                                                                45 DAYS PRIOR TO THE EFFECTIVE DATE
                                                                                                OF GROU
------------------------------------------------------------------------------------------------------------------------------------

PROVIDER SETUP

DEMOGRAPHIC INFORMATION                        90 DAYS PRIOR TO IMPLEMENTATION                  30 DAYS PRIOR TO PROVIDER EFFECTIVE
NETWORK INFORMATION                            90 DAYS PRIOR TO IMPLEMENTATION                  DATE
CONTRACT DATA                                  90 DAYS PRIOR TO IMPLEMENTATION                  30 DAYS PRIOR TO PROVIDER EFFECTIVE
                                                                                                DATE
                                                                                                30 DAYS PRIOR TO PROVIDER EFFECTIVE
                                                                                                DATE
------------------------------------------------------------------------------------------------------------------------------------

PRICING
FEE SCHEDULES                                  90 DAYS PRIOR TO IMPLEMENTATION                  90 DAYS PRIOR TO IMPLEMENTING NEW
PROVIDER SPECIFIC PRICING ARRANGEMENTS                                                          FEE SCHEDULES OR UPDATING EXISTING
                                               90 DAYS PRIOR TO IMPLEMENTATION                  FEE SCHEDULES
                                                                                                30 DAYS PRIOR TO EFFECTIVE DATE OF
                                                                                                CONTRACT
------------------------------------------------------------------------------------------------------------------------------------

ALGS LETTER DRAFTS
COPIES OF ALGS LETTERS                         60 DAYS PRIOR TO IMPLEMENTATION                  30 DAYS PRIOR TO USE OF NEW/MODIFIED

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

DELIVERABLE                                    INITIAL IMPLEMENTATION                           ON-GOING OPERATIONS TIME FRAMES
------------------------------------------------------------------------------------------------------------------------------------

VENDOR ARRANGEMENTS
DETAILED INFORMATION ON VENDOR ARRANGEMENTS    90 DAYS PRIOR TO IMPLEMENTATION                  90 DAYS PRIOR TO CONTRACT EFFECTIVE
                                                                                                DATE
------------------------------------------------------------------------------------------------------------------------------------

CLAIMS PROCESSING
MEDICAL POLICIES/PROCEDURES                    60 DAYS PRIOR TO IMPLEMENTATION                  30 DAYS PRIOR TO EFFECTIVE DATE OF
                                                                                                CHANGES
------------------------------------------------------------------------------------------------------------------------------------

TRAINING
FOR ENTRUSTED CUSTOMER SERVICE                 60 DAYS PRIOR TO IMPLEMENTATION
REPRESENTATIVES
FOR CHC PERSONNEL ON BEECH STREET PRICING
MODULE
                                               30 DAYS PRIOR TO IMPLEMENTATION
------------------------------------------------------------------------------------------------------------------------------------

SECURITY
COMPLETE INFORMATION REGARDING INDIVIDUAL      60 DAYS PRIOR TO IMPLEMENTATION                  30 DAYS PRIOR TO EFFECTIVE DATE OF
ACCESS TO SYSTEMS                                                                               ADDITION/CHANGE
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------
                           NAMES OF STANDARD REPORTS

Cost Management Savings Report
Monthly Plan Savings Report
PPO Savings and Utilization
Type Service Claims Experience
Claims or Stop Loss Performance Report (Medical)
Claims or Stop Loss Performance Report (Dental)
Medical Claims Projection
Medical Claims Over $X
Medical Charges and Net Claims Paid
By Age Category and Claimant Type Reports
Hospital Inpatient Top 5 Type Service Graphs
Inpatient Hospital Stats Admissions By Day of Week
Inpatient Hospital Stat By Day of Week
International Classification of Diseases - Inpatient Hospital
Hospital Inpatient Statistics for Top 30 Diagnostic Groups By Payment Hospital Inpatient Statistics for Top 30 Diagnostic Groups By Length of Stay Medical Savings Paid Claim Detail
Hospital Outpatient Top 5 Service Graphs
Medical Savings Paid Claims Detail
Top Ten Hospitals
Claims Analysis by Provider Specialty
Top Ten Surgical Procedures
Top Twenty Professional Providers
Paid Claims Summary Report
Prescription Drug Utilization
Medical Charges by Age Category & Claimant Type
Medical Payments by Age Category & Claimant Type
PPO Medical Savings & Network Utilization Report
Medical Savings Paid Claims Detail - Hospital Inpatient
Medical Savings Paid Claims Detail - Hospital Outpatient
Medical Claims Over $X
Claims Analysis By Provider Specialty
Prescription Utilization (Claimant Age/Sex Breakdown)
Hospital Admissions by Day of Week (Graph)
Hospital Admissions by Day of Week
Type Service Report - Summary
Type Service Report - Hospital Inpatient
Hospital Inpatient Payment & Admissions - Top 5 (Graph)
Hospital Outpatient SVCS - Current & Prior - Top 5 (Graph)
Hospital Inpatient Payment & Admissions - Top 5 (Graph)
Hospital Outpatient SVCS - Current & Prior - Top 5 (Graph)
Cost Management Savings Report
Monthly Plan Savings Report
Top Ten Hospitals Ranked By Total Payment
Top Twenty Professional
Providers Ranked By Total Payment
Top Ten Surgical Procedures Ranked By Frequency
ICD-9 Diagnosis Category Inpatient Hospital Statistics
Hospital Inpatients Stats For Top 30 Diag Grps By Payment
Hospital Inpatients Stats For Top 30 Diag Groups By Los
Standard Operational Reports available to Companion HealthCare